Cawley, Gillespie & Associates, Inc.
                              PETROLEUM CONSULTANTS

MAIN OFFICE:                                                    HOUSTON OFFICE:
306 WEST 7TH STREET, SUITE 302                        1000 LOUISIANA, SUITE 625
FORT WORTH, TEXAS 76102-4987                          HOUSTON, TEXAS 77002-5008
(817) 336-2461                                                   (713) 651-9944
FAX (817) 877-3728                                           FAX (713) 651-9980




                                 January 5, 2006

Mr. Jerry Cash
Quest Resources Corporation
9520 N. May Avenue, Suite 300
Oklahoma City, OK 73120


Dear Mr. Cash:

     As independent petroleum engineers, Cawley, Gillespie & Associates, Inc. hereby consents to the use of its name included in, or incorporated by reference into, the registration statement on Form S-1 (file no. 333-130259) by Quest Resource Corporation and to the reference to its estimates of reserves and present value of future net revenues as of July 1, 2005 based on reserve reports prepared by Cawley, Gillespie & Associates, Inc. and dated October 10, 2005.

                                   Sincerely,


                                   /s/ Cawley, Gillespie & Associates, Inc.
                                   CAWLEY, GILLESPIE & ASSOCIATES, INC.